IDFC FIRST Bank

AMENDED AND RESTATED SANCTION LETTER FOR IDFC FIRST BANK FACILITIES

Ref no. : IDFC/CAD/REF/SL/260158 **Date**: 06-01-2026

To : **YATRA ONLINE LIMITED**
B2/101, 1ST FLR MARATHON INNOVA, OPP. PENINSULA CORP PARK,
MARATHON NEXT GEN COMPLEX, B WING, KADAM MARG,
MUMBAI, 400013, India ("**Borrower**")

Sub : Working Capital Facilities

Dear Sir / Madam,

We refer to the Sanction Letters and any amendment sanction letter issued hereafter for both Borrower and Yatra For Business Private Limited from time to time as detailed in Schedule 1 **("Earlier Sanction Letter")** pursuant to which IDFC FIRST Bank Limited has extended working capital facilities amounting to Rs.30.00 Crores **("Borrower Limits")** to M/s Yatra Online Limited **("Borrower")** and Rs.35.00 Crores **("Yatra Business Limits")** to M/s. Yatra For Business Private Limited **("Erstwhile Borrower" or "Yatra Business").**

As per the order of the National Company Law Tribunal, Mumbai Bench, dated October 14, 2025 **("NCLT Order")** in relation to Scheme Petition No. C.P. (CAA) 125/MB/2025 IN CA(CAA)/219(MB)2024 **("Composite Scheme of Amalgamation")**, Yatra Business has been amalgamated with the Borrower, effective December 01, 2025 **("Effective Date")**, in accordance with the Composite Scheme of Amalgamation.

Consequently, with effect from the Effective Date, all obligations of Yatra Business under the the working capital facilities amounting to Rs. 35.00 Crores **(hereinafter referred to as "Yatra Business Limits") availed by Yatra Business** and sanction letters issued by the Bank to Yatra Business including all facility documents, security documents and other transaction documents executed in relation to the Yatra Business Limits **(hereinafter collectively referred to as "Yatra Business Transaction Documents")** shall be assumed by the Borrower. Accordingly, the Borrower shall be deemed to have been substituted as a borrower and shall assume all obligations of Yatra Business under the Yatra Business Transaction Documents executed with IDFC FIRST Bank Limited.

Further, the Borrower already maintains an existing relationship with the Bank and has availed working capital facilities amounting to Rs.30.00 Crores. Accordingly, pursuant to the amalgamation of Yatra Business with the Borrower, from the Effective Date, the consolidated total working capital facility limits of Yatra Online shall be Rs.65.00 Crores **(hereinafter referred to as "the Facilities").**

In this regard, we would like to inform you that based on your request, IDFC FIRST Bank agrees to issue this Amended and Restated Sanction Letter to consolidate all applicable terms and conditions in relation to the Facilities which will be due for renewal as on **15-11-2026** (Due date for the Renewal)-

This Amended and Restated Sanction Letter supersedes and substitutes all terms, conditions, and provisions contained in the Earlier Sanction Letters (as detailed in Schedule 1) and any amendments thereto. Accordingly, from the Effective Date, the terms set out herein shall govern the Facilities in their entirety

1) Details of Facilities

Sr. No	Type of Facility	Sub limit of	Proposed facility (in crores)
1	**Combined Working Capital Limits**		**Rs.65.00 Crores**
2	**Fund Based Facility**	**1**	**(Rs.65.00 Crores)**
3	Overdraft (OD)	2	(Rs.7.50 Crores)
4	Bill Discounting – Sales	2	(Rs.65.00 Crores)
5	Overdraft (against FD)	3	(Rs.0.01 Crore)

For YATRA ONLINE LIMITED
Authorised Signatory

Classification: Internal – Customer Sharable

6	**Non-Funded Based Facility**	**1**	**(Rs.20.00 Crores)**
7	Bank Guarantee (Financial / SBLC)	6	(Rs.20.00 Crores)
8	Bank Guarantee (Performance/SBLC)	6	(Rs.20.00 Crores)
9	**Cash Backed Limit**		**Rs.15.00 Crores**
10	Overdraft (against FD)	9	(Rs.15.00 Crores)
11	Bank Guarantee (Financial)	9	(Rs.15.00 Crores)

A. **Overdraft (OD)**

1	Limit / Amount	Rs.7.50 Crores (Rupees Seven Crores and Fifty Lakhs Only)
2	Applicable Rate of Interest	IDFC FIRST Bank 12 Months MCLR plus 1% Spread.p.a.p.m
3	Purpose	Working Capital Requirement
4	Tenor	Revolving / 12 months line
5	Repayment	On Demand
6	Margin	NIL
7	Other Conditions	NA

B. **Bill Discounting – Sales**

1	Limit / Amount	Rs. 65.00 Crores (Rupees Sixty Five Crores Only)
2	Applicable Rate of Interest	IDFC FIRST Bank 3 Months MCLR + 0.35% Spread, p.a.p.m
3	Purpose	Working Capital
4	Tenor	Maximum Up to 90 Days* from the date of invoicing without any bifurcation of grace period. *Tenor will be capped up to Payment Due Date Mentioned in the Invoice + Max. up to 15 days. The same will be cross verified in the sample invoice audit. In case due date not mentioned on invoices discounting tenor to be ascertained basis the ledger analysis/ Last 6 month-wise "DSO" basis to be capped accordingly from date of invoicing.
5	Counter party	Bank approval is required to onboard any new counterparty under the program for invoice discounting
6	Interest	Monthly
7	Margin	10%
8	Stale invoice period	30 days
9	Transaction - Documents	**Transaction through BXP Platform:** ❖ **Excel File in bank agreed format#** **#Transactions will be processed under STP Mode end to end.**
10	Audit/Inspection	• "Borrower" will provide the CA certificate for all the invoices discounted in a quarter by 10th of subsequent month that services are rendered by the Borrower against the discounted invoices. • "Borrower" will act as custodian of IDFC FIRST Bank for storing underlying transaction documents. Bank will conduct the sample invoice / inspection

IDFC FIRST Bank Ltd.

Vignesh P. Dogar
SIV2LRE25072025

For YATRA ONLINE LIMITED

Authorised Signatory

IDFC FIRST Bank Limited (Formerly IDFC Bank Limited)
Registered Office: KRM Towers, 7th Floor, No. 1, Harrington Road, Chetpet, Chennai – 600031. Tel +91 44 4564 4000 Fax: +91 44 4564 4022
CIN: L65110TN2014PLC097792 info@idfcbank.com www.idfcfirstbank.com

		of 5% of the discounted invoices (max. up to 500 invoices) on quarterly basis or as per frequency decided by the bank through its own officials or person/ firm appointed by the bank. Report to be submitted within 30 days of quarter end. **Audit Charges to be borne by the borrower**
11	Other Conditions	• **"YOL"** will get their account (maintained with IDFC FIRST Bank) updated with the counterparties to credit all future payment within 30 days of first transaction (RM will confirm once the account is updated with counterparty). • One time Undertaking from **"YOL"** that the company will not change the payment account (maintained with IDFC FIRST Bank) for the counterparty to any other bank without prior written consent of IDFC FIRST Bank. • Undertaking from Borrower that Sales Invoices discounted by IDFC FIRST Bank will not be discounted by any other banks or Financiers. • An Undertaking from **"YOL"** that services rendered to the corporate / counterparty, for which the invoice is raised, shall not be more than 30 days old. • In case of payment from counterparty get delayed Borrower will make the payment from own resources to liquidate the outstanding on due date. • If any **ticket/ Invoice cancelled by corporate** or dispute arises between Corporate and **"YOL"**, post discounting of the invoice, then the discounting shall be reversed and **"YOL"** shall reimburse the monies to the bank immediately. Any irregularities identified during the invoice audit in repayment of money to bank against the credit notes / cancelled invoice will lead to review of facility or further disbursements • Given that the payment from Corporate is aggregated for many invoices, the settlement of the invoices from these payments would be on FIFO basis. • Undertaking from the customer to be obtained that outstanding limits with IDFC FIRST Bank shall be deducted from the monthly stock statements submitted to the working capital bankers for the purpose of calculation of drawing power as and when Cash Credit facility is sanctioned and utilized. • In case of any dispute being raised by counter party in respect of the services rendered by the Company **"YOL"**, IDFC FIRST Bank shall not be made a party to any such dispute and all liability arising out of such transaction shall be borne by the dealer concerned of the Company. The Bank reserves an unconditional right to cancel the undrawn/unused/un availed portion of the facility sanctioned at any time during the currency of the facility, without any notice to the borrower, for any reason whatsoever.
12	Repayment Process	**"YOL**'s" account with IDFC FIRST Bank to be debited on due date towards repayment of principal amount and interest servicing and overdue interest, if any. Prepayment allowed - in case borrower receives the early payment for the discounted invoices from the counterparty or any ticket/ Invoice cancelled by corporate the same needs to be intimated to the Bank to settle under prepayment.
13	Prepayment Charges	Nil

IDFC FIRST Bank Ltd.

SLV2LRE25072025

For YATRA ONLINE LIMITED

Authorised Signatory

Classification: Internal – Customer Sharable

IDFC FIRST Bank Limited (Formerly IDFC Bank Limited)
Registered Office: KRM Towers, 7th Floor, No. 1, Harrington Road, Chetpet, Chennai – 600031. Tel +91 44 4564 4000 Fax: +91 44 4564 4022
CIN: L65110TN2014PLC097792 info@idfcbank.com www.idfcfirstbank.com

14	Overdue Interest	2% p.a. over & above the contracted rate for all payments received beyond due date
9	Event of Default	• Default will happen in case the dues are not liquidated within the due date. • Borrower shall not be allowed any further disbursement till the time interest and overdues are cleared

C. **Bank Guarantee (Financial/SBLC)**

1	Limit / Amount	Rs.20.00 Crores (Rupees Twenty Crores only)
2	Applicable Rate of Commission	0.80% p.a. plus applicable taxes on day basis
3	Purpose	Security deposit, taxes / duties, Mobilization Advance / Advance Payments, Excise / Customs BGs/ Supply Guarantee
4	Tenor	Tenure of Bank Guarantee/SBLC not to exceed 12 months inclusive of claim period
5	Repayment	On respective due dates/on demand
6	Margin	10% in the form of FD duly lien marked to IDFC FIRST Bank
7	Other Conditions	• Financial guarantees to be issued to International Air Transport Association (IATA) as Yatra shall pay to them under IATA Billing and Settlement Plan reporting and remittance calendar. • Not to be utilized for guarantee company's debt obligations. • BGs for disputed liabilities to be with 100% cash margin.The Borrower shall pay to the Bank interest at the rate of 2% over IDFC FIRST Bank 1-year MCLR from the date of payment made by the Bank under the instrument, till the date of repayment of the same by the Borrower to the satisfaction of the Bank.

D. **Bank Guarantee (Performance/SBLC)**

1	Limit / Amount	Rs.20.00 Crores (Rupees Twenty Crores only)
2	Applicable Rate of Commission	0.80% p.a. plus applicable taxes on day basis
3	Purpose	Bid Bond/Earnest Money Deposit/ Retention money/ Performance under contract
4	Tenor	Tenure of Bank Guarantee/SBLC not to exceed 12 months inclusive of claim period
5	Margin	10.0% in the form of FD duly lien marked to IDFC FIRST Bank
6	Repayment	On respective due dates/on demand
7	Other Conditions	• Not to be utilized for guarantee company's debt obligations. • BGs for disputed liabilities to be with 100% cash margin. The Borrower shall pay to the Bank interest at the rate of 2% over IDFC FIRST Bank 1-year MCLR from the date of payment made by the Bank under the instrument, till the date of repayment of the same by the Borrower to the satisfaction of the Bank.

IDFC FIRST Bank Ltd. BLV2LRE25072025

For YATRA ONLINE LIMITED

Authorised Signatory

Classification: Internal – Customer Sharable

E. **Overdraft against Fixed Deposit (ODFD)**

1	Limit / Amount	Rs.0.01 Crores (Rupees One Lakh Only)
2	Applicable Rate of Interest	FD Interest Rate + 1% Spread
3	Purpose	Working Capital Requirement
4	Tenor	Revolving / 12 months line
5	Repayment	On Demand
6	Special Conditions	100% Cash Margin in form of Fixed Deposit with IDFC Bank Lien marked upfront.

F. **Overdraft (against FD)**

1	Limit / Amount	Rs.15.00 Crore (Rupees Fifteen Crore only)
2	Applicable Rate of Interest	FD Interest Rate + 1% Spread
3	Purpose	Working Capital
4	Tenor	OD: 12 months
5	Repayment	On Demand
6	Margin	100% FD Backed
7	Special Conditions	100% Cash Margin in form of Fixed Deposit with IDFC Bank Lien marked upfront.

G. **Bank Guarantee (Financial)**

1	Limit / Amount	Rs.15.00 Crore (Rupees Fifteen Crore only)
2	Applicable Rate of Commission	1% p.a. (all inclusive) Payable upfront
3	Purpose	Security deposit, taxes / duties, Mobilization Advance / Advance Payments, Excise / Customs BGs/Disputed Liabilities/Open-ended BGs
4	Tenor	48 Months including claim period
5	Margin	100% FD Backed
6	Special Conditions	NA.

For YATRA ONLINE LIMITED

Authorised Signatory

IDFC FIRST Bank Ltd.

SLV2LRE25072025

IDFC FIRST Bank Limited (Formerly IDFC Bank Limited)

Registered Office: KRM Towers, 7th Floor, No. 1, Harrington Road, Chetpet, Chennai – 600031. Tel +91 44 4564 4000 Fax: +91 44 4564 4022

CIN: L65110TN2014PLC097792 info@idfcbank.com www.idfcfirstbank.com

IDFC FIRST Bank

Part II: General Terms and Conditions as applicable to all Facilities

1.	**Security**	**Working Capital Facilities:** (a) Exclusive charge on receivables discounted by IDFC FIRST Bank (b) First PP charge on entire other current assets of the company, both present and future, except exclusively charged to other lenders. (c) First PP charge on entire moveable fixed assets of the company, both present and future excluding those which are exclusively charged to other lenders (d) FD margin of 20% of the limit amount to be kept under Bank's lien. **Cash backed OD & BG Facilities:** (a) 100% cash margin in form of lien marked fixed deposit with IDFC FIRST Bank
2.	**Timelines for security creation**	Security to be created and perfected upfront.
3.	**Processing Fee**	0.50% p.a. plus applicable taxes
4.	**Prepayment Charges**	2% of the amount being prepaid.
5.	**MCLR**	MCLR shall mean the marginal cost of funds based lending rate determined by the Bank for different maturities from time to time in terms of RBI Master Direction No. RBI/DBR/2015-16/20 dated March 3, 2016 (as updated from time to time) and such other directions and regulations issued by the RBI from time to time. MCLR of such maturity as may be mutually agreed between the Borrower and the Bank from time to time shall be applicable to the Facility.
6.	**Interest Reset**	The Bank shall have a right to reset the Applicable Rate of Interest on such dates as may be mutually agreed between the Borrower and the Bank from time to time and also stipulate MCLR of such maturity and such reset dates as may be deemed fit by the Bank.
7.	**REPO Rate (REPO)**	REPO rate as may be prescribed by RBI and decided/announced /notified by the Bank from time to time.
8.	**(REPO) Reset Date**	REPO Reset Date shall mean reset of interest rate occurring three months from the date of disbursement and every three months thereafter.
9.	**External Benchmark Rate (EBLR) Reset Date**	EBLR Reset Date shall mean reset of interest rate occurring three months from the date of disbursement and every three months thereafter.
10.	**Penal Charges**	Refer Part III of Schedule II for schedule of penal charges. Penal Charges shall be levied over and above the Applicable Rate of Interest
11.	**Financial Covenants**	NA
12.	**Non-Financial Covenants**	(see table below)
13.	**Promoter**	THCL Travel Holding Cyprus Ltd and Asia Consolidated DMC Pte. Ltd.
14.	**Other special conditions**	(i) The Borrower shall at all times confine the drawls out of the relevant Facilities within the respective Drawing Power. **"Drawing Power"** in connection with the relevant Facility shall mean the ability of the Borrower to make drawls from time to time under such Facility up to the amount of the respective Limit but not exceeding the value of the current assets (as may be determined by the Bank, from time to time), if any, provided as Security to the Bank for such Facility less the corresponding Margin or such other amount

Non-Financial Covenants (item 12):

Covenant	Proposed	Frequency
Analysis of detailed financial performance	Within 60 days from end of each quarter	Quarterly
Proportionate cash flow routing	During the currency of our facility.	Ongoing
External rating for our exposure to be done within 270 days of acceptance of sanction.	Within 270 days of acceptance of enhancement sanction.	One time

For YATRA ONLINE LIMITED
Authorised Signatory

Classification: Internal – Customer Sharable

IDFC FIRST Bank Limited (Formerly IDFC Bank Limited)
Registered Office: KRM Towers, 7th Floor, No. 1, Harrington Road, Chetpet, Chennai – 600031. Tel +91 44 4564 4000 Fax: +91 44 4564 4022
CIN: L65110TN2014PLC097792 info@idfcbank.com www.idfcfirstbank.com

		as may be ascertained by the Bank from time to time at its sole discretion. (ii) Dhruv Shringi (co-founder) and Manish Amin (co-founder) will continue to remain in the management positions of the company during the tenor of the facility. (iii) The Borrower shall not without prior written permission of the Bank undertake or permit any merger, de-merger, consolidation, reorganization, dissolution or reconstitution scheme of arrangement or compromise with its creditors or shareholders or effect any scheme of amalgamation or reconstruction or dissolution or reconstitution including creation of any subsidiary or permit any company to become its subsidiary. (iv) The Borrower shall deliver to the Bank in form and detail satisfactory to the Bank and in such number of copies as the Bank may request: a. unaudited Quarterly profit and loss statements and balance sheets, within 60 days, or such other period as reasonably required by the Bank, of the close of each Quarterly period; b. independently audited annual accounts within 180 days, or such other period as reasonably required by the Bank, of the close of each financial year; and c. such other statement or statements or information pertaining to the operations of the Borrower as the Bank may reasonably require, within such period as required by the Bank. (v) The Borrower shall not without prior written permission of the Bank amend or modify its constitutional documents which will have the impact of the ability of the Borrower to fulfill its obligations to the Bank. (vi) The Borrower shall not without prior written permission of the Bank declare or pay any dividend or authorize or make any distribution to its shareholders / members / partners or permit withdrawal of amounts brought in case an event of default has occurred under the Facility or an event of default would occur as a result of such declaration or payment of dividend or authorization or making of distribution. (vii) The Borrower shall not without prior written permission of the Bank engage in any manner whatsoever in any business or activities other than those which the Borrower is currently engaged in. (viii) Where interest/commission is charged by the Bank at a concessional rate(s) towards any Facility under the subsidy scheme or any other scheme(s) formulated by the government and/or RBI and/or any other authority from time to time, the Borrower agrees, declares, confirms and affirms that in the event of the withdrawal, modification and/or variation of such scheme(s), the concessional rate or rates of interest/commission shall stand withdrawn and the normal rate(s) of interest/commission of the Bank applicable at the material time to such Facilities shall become effective and the Bank shall become entitled to charge the Borrower such rate(s) of interest/commission and the Borrower shall pay to the Bank on demand the difference between such concessional rate(s) and the normal rate(s) of interest/commission of the Bank applicable at the material time to such Facilities and such difference shall become due and payable by the Borrower to the Bank from the date the withdrawal, modification and/or variation of such Scheme(s) becomes effective. (ix) Within three month of first drawdown, the company shall route proportionate cash-flows through the current account maintained with IDFC FIRST Bank (x) If the minimum level of working capital loan component has not been utilised and there is an outstanding Cash Credit/ Overdraft facility, the Bank shall proportionately reduce such Cash Credit/ Overdraft facility

SLVPLRE25072025

For YATRA ONLINE LIMITED

Authorised Signatory

IDFC FIRST Bank Limited (Formerly IDFC Bank Limited)
Registered Office: KRM Towers, 7th Floor, No. 1, Harrington Road, Chetpet, Chennai – 600031. Tel +91 44 4564 4000 Fax: +91 44 4564 4022
CIN: L65110TN2014PLC097792 info@idfcbank.com www.idfcfirstbank.com

IDFC FIRST Bank

		outstanding and convert the same into a working capital demand loan for a tenor of 7 days at the same rate at which the respective Cash Credit/ Overdraft facility has been Sanctioned. (applicable when funded facilities are utlisied more than Rs.150 Crs) (xi) Quarterly analysis of financial performance to be done on ongoing basis. (xii) The company Net Worth to be positive as per Consolidated Financials. (xiii) Management certified monthly cash flow statement to be submitted prior to release of OD Limit.
15.	**Conditions Precedent & Compliances**	(i) No event of default/potential event of default shall have occurred and is subsisting; (ii) No material adverse event shall have occurred and is subsisting; (iii) Submission of Compliance/fulfillment of conditions as applicable as per in Schedule II; (iv) All the transaction documents as applicable shall have been executed and have become fully effective in accordance with their respective terms; (v) RBI Annexure I to be submitted upfront.
16.	**General Conditions**	(i) The Borrower shall get itself rated by Credit Rating Agency/ies, as approved by the Bank, within a period of 270 days from the date of disbursement and to get such rating done annually or at such intervals as may be decided and intimated by the Bank to the Borrower, from time to time. In the event the Borrower's (and/or any security provider's) credit worthiness deteriorates, in the sole opinion of the Bank, and/or when the rating of the Borrower (and/or security provider) has been downgraded by the Credit Rating Agency in its report then at its discretion, in addition to the other rights available, the Bank shall be entitled to unconditionally cancel the Facilities without any notice to the Borrower and upon such cancellation, the outstanding Facility/loan shall immediately become due and payable irrespective of any agreed maturity and the Bank shall be entitled to enforce its Security. (ii) The Borrower agrees and authorises the Bank to debit to and recover from any account maintained by on or behalf of the Borrower with the Bank, now or in future, towards recovery of any and all costs, charges and expenses stipulated herein or in connection with or incidental to the Facilities. (iii) The Borrower shall upon demand pay to or reimburse the Bank in full: (a) The legal costs of the preparation of financing/security document, creation of security etc; (b) All costs, expenses and fees relating to the periodic valuation, title search, ROC filing, site visit, inspection, insurance and protection/preservation in any other manner of the security tendered to the Bank; (c) All costs (including legal fees) incurred by the Bank in preserving perfecting or enforcing any of its rights under or in respect of this letter/financing documents, or any present or future security and other documents; and (iv) The Borrower agrees and undertakes to submit to the Bank information regarding its Un-hedged Foreign Currency Exposure (UFCE) in such form and manner and at such intervals as may be required by the Bank from time to time. (v) The Borrower understands, acknowledges and agrees that the Facilities are uncommitted facilities, are recallable by IDFC FIRST Bank on demand, and may be cancelled and repudiated in part or in entirety by IDFC FIRST Bank, at any time without notice and without giving any reason. IDFC FIRST Bank retains its right to call for cash collateralization of non-fund based limits such as Guarantees/SBLCs/LCs etc. (vi) The Borrower hereby gives specific consent to the Bank for disclosing / submitting the 'financial information' as defined in Section 3 (13) of the

SEVELPE25072025

For YATRA ONLINE LIMITED

Authorised Signatory

Classification: Internal – Customer Sharable

IDFC FIRST Bank Limited (Formerly IDFC Bank Limited)
Registered Office: KRM Towers, 7th Floor, No. 1, Harrington Road, Chetpet, Chennai – 600031. Tel +91 44 4564 4000 Fax: +91 44 4564 4022
CIN: L65110TN2014PLC097792 info@idfcbank.com www.idfcfirstbank.com

IDFC FIRST Bank

		Insolvency and Bankruptcy Code, 2016 (**'Code'**) read with the relevant Regulations/ Rules framed under the Code, as amended and in force from time to time and as specified there under from time to time, in respect of the Credit/ Financial facilities availed from the Bank, from time to time, to any 'Information Utility' (**'IU'**) as defined in Section 3 (21) of the Code, in accordance with the relevant Regulations framed under the Code, and directions issued by Reserve Bank of India to the banks from time to time and hereby specifically agree to promptly authenticate the 'financial information submitted by the Bank, as and when requested by the concerned 'IU' . (vii) The Borrower irrevocably and unconditionally agrees and undertakes to not to make any announcement whatsoever relating to the transactions contemplated in relation to the Facility without prior consent of the Bank, save as required under the law. The Borrower further irrevocably and unconditionally agrees and undertakes to keep confidential all information with respect to the transactions contemplated under the Facility including any negotiations, arrangements or agreements, for a period of 3 (three) years from the date of disclosure of such information, save for the disclosures required by law. Provided that prior to any such disclosure pursuant to a requirement by law, the Borrower shall first notify to the Bank before making any disclosure to enable Bank to have the opportunity to respond to and/or dispute such intended disclosure. (viii) The Borrower irrevocably and unconditionally agrees and undertakes that the Borrower, its affiliate and any of its director/employees/agents shall not use the name and/or trademark/logo of the Bank in any manner at all, without the prior permission in writing from the Bank. Further, neither the Borrower nor its affiliate nor any of their director/employees/agents shall at any time publish on their website or print any marketing material bearing the Bank name and / or logo, without the prior permission in writing from the Bank. (ix) The Borrower further irrevocably and unconditionally agrees and undertakes that no communications/ correspondence (including formal/informal & verbal/oral communications) issued by the Borrower or its affiliates or any of their director/employees/agents shall include the name of the Bank. (x) All the assets charged to the bank are to be insured for full value covering all risks with usual bank clause. A copy of the insurance policies to be furnished to the bank. Policy within 60 days of disbursement. (xi) Stock & Receivable Audit of the borrower would be carried out by the outside agency appointed by IDFC FIRST Bank at yearly intervals or as per calendar decided by the bank. The cost of audit will be borne by the borrower (xii) The borrower shall declare its unhedged foreign currency exposure on quarterly basis within 60 days from the quarter end and also submit statutory auditor certificate on UFCE within 180 days on financial year end. (xiii) CS/CA certifications on half yearly basis, regarding compliance of statutory prescriptions in terms of RBI circular on lending under consortium/multiple banking arrangement dated 10th Feb 2009, needs to be submitted Within 180 days from end of financial year and 90 days from end of H1. (xiv) Plant visit/site visit/customer visit would be carried at yearly intervals.

RBI vide its circular dated November 12, 2021 has clarified and/or harmonized certain aspects of the extant regulatory guidelines on Income Recognition, Asset Classification and Provisioning. Relevant portion of RBI guidelines related to classification under Special Mention Account (SMA) and Non - Performing Assets (NPA) are incorporated herein as Annexure – I for the clarity along with examples.

Request you to please note that as per RBI guidelines, Facilities in nature of cash credit/overdraft (CC/OD) account is classified as NPA if it is 'out of order'.

IDFC FIRST Bank Ltd.
25072025

For YATRA ONLINE LIMITED

Authorised Signatory

Classification: Internal – Customer Sharable

IDFC FIRST Bank

Determination of 'out of order' status of CC/OD accounts on a continuous basis, an account shall be treated as 'out of order' if:

i. the outstanding balance in the CC/OD account remains continuously in excess of the sanctioned limit/drawing power for 90 days, or

ii. the outstanding balance in the CC/OD account is less than the sanctioned limit/drawing power but there are no credits continuously for 90 days, or the outstanding balance in the CC/OD account is less than the sanctioned limit/drawing power but credits are not enough to cover the interest debited during the previous 90 days period.

The Bank shall keep Borrower appraised / informed about any subsequent changes as per RBI guidelines in relation to above till full repayment of the Facility.

Except to the extent expressly amended by the provisions of this Letter, all other terms and conditions of the earlier Sanction Letter shall remain unchanged. In case of any inconsistency between the earlier Sanction Letter and this Letter, the provisions of this Letter shall prevail.

Any Utilisation/operation of all or any part of the Working Capital Facilities by the Borrower shall be deemed as acknowledgment of the outstanding liabilities under the Working Capital Facilities and all the documents already executed in connection with the Working Capital Facilities shall continue to be in force.

The Borrower shall return the duplicate copy of this Letter duly signed by its authorized signatory/ies, signifying its unconditional acceptance of the terms and conditions herein, within 30 days from the date hereof.

Yours sincerely,	We hereby agree to the terms set out in this Sanction Letter.
For and on behalf of	For and on behalf of
IDFC FIRST Bank Limited	**YATRA ONLINE LIMITED**
	For YATRA ONLINE LIMITED
	Authorised Signatory
Name : Mr Yogesh Manodha	Name : Agam Malhotra / Tarun Kumar
Title : TL-SKM	Title : SVP - Finance / AVP - Finance
	Date : ~~26-02-2026~~ 16-02-2026

Vignesh P Dagar
SLV2LRE25072025

Classification: Internal – Customer Sharable

IDFC FIRST Bank Limited (Formerly IDFC Bank Limited)

Registered Office: KRM Towers, 7th Floor, No. 1, Harrington Road, Chetpet, Chennai – 600031. Tel +91 44 4564 4000 Fax: +91 44 4564 4022

CIN: L65110TN2014PLC097792 info@idfcbank.com www.idfcfirstbank.com

Part III: Schedule-II of Penal Charges

SN	Nature of default /delay	Reckoning of Penal Charge	Penal Charge applicable rate payable monthly
1	Payment default for: a. Interest/Principal b. irregular due to drawings beyond DP Limit (only Fund Based) c. BG invocation or LC devolvement (as applicable) d. Non payment of Commission e. other charges (other than reimbursement) as may be specified	Overdue Penal Charge may be charged from the due date till such time as the default amount is paid	Penal charge of 2% p.a. (excluding GST) on default/ overdue amount as applicable.
2	For any other breach	Penal Charge to be levied from the date of delay or non-compliance with stipulated covenants till the same are cured/complied with to the satisfaction of the Bank.	Fund Based –Penal charge of 2% p.a. (excluding GST) on the Outstanding amount. Non-Fund Based – Nil
3	Non-creation/perfection of security within the timeliness	Penal Charge due to non-creation of security within the timeliness, and/or fails to comply with any of the covenants relating to the Security to be calculated from expiry of timeline for creation/perfection	Fund Based –Penal charge of 2% p.a. (excluding GST) on the Outstanding amount. Non-Fund Based – Nil

Note: Penal Charges shall be levied over and above the Applicable Rate of Interest

IDFC FIRST Bank Ltd.

For YATRA ONLINE LIMITED

Authorised Signatory

SLV2LRE25072025

IDFC FIRST Bank Limited (Formerly IDFC Bank Limited)

Registered Office: KRM Towers, 7th Floor, No. 1, Harrington Road, Chetpet, Chennai – 600031. Tel +91 44 4564 4000 Fax: +91 44 4564 4022

CIN: L65110TN2014PLC097792 info@idfcbank.com www.idfcfirstbank.com

Compliances/Conditions

i. Execution of IDFC FIRST Bank's standard facility and security documents as applicable for the relevant Facility.

ii. A certified true copy of the constitutional documents of the Borrower (being its memorandum of association, articles of association, certificate of incorporation, certificate of commencement of business etc.).

iii. A certified true copy of the resolutions of the Board of Directors of the Borrower or relevant Committee of Board of Directors as per the format of the Bank or broadly covering the following:
   a) approving the terms of the loans to be availed from IDFC FIRST Bank; and
   b) authorising a specified person(s) to execute the loan/facility agreement, security documents and accept any amendments thereof.

iv. If applicable, a certified true copy of a resolution of the Board of Directors of the Borrower establishing the committee referred to in paragraph (iii) above and delegating authority to it.

v. A certified true copy of the resolution of the shareholder of the Borrower passed under and in accordance with Section 180(1) (c) of the Companies Act, 2013.

vi. A certificate from CA confirming that the extant borrowings of the Borrower together with the proposed loan from IDFC FIRST Bank shall be within the borrowing limits specified in the shareholders resolutions referred to in paragraph (v) above (i.e. borrowing shall not breach the limit specified under resolution passed in terms of Section 180(1) (c) of the Companies Act, 2013).

vii. A certified true copy of the resolution of the shareholders of the Borrower passed under and in accordance with Section 180(1) (a) of the Companies Act, 2013.

viii. RoC search report from a practising company secretary evidencing existing charge holders, details of property charges etc.

ix. Permission from the Income Tax Authority in terms of Section 281(1) (ii) of the Income Tax Act, 1961 for creation of Security;

x. Evidence that all formalities, filings, registrations etc. (including but not limited to the filing of e-Form CHG-1 (in the prescribed form) and issuance of certificate of registration of charge by the Registrar of Companies and the necessary filing with Central Registry of Securitisation Asset Reconstruction and Security Interest of India and registration of the security document with Registrar of Sub Assurances) that are required to be complied with and all stamp, registration duties and charges that are required to be paid in connection with the relevant security documents have been complied with or paid to the satisfaction of IDFC FIRST Bank.

xi. Lien Letter for fixed deposits/mutual funds etc.

xii. In case the security is shared with other lenders, their NOC, ceding of charge letters etc. to be obtained.

IDFC FIRST Bank Ltd.

For YATRA ONLINE LIMITED

Authorised Signatory

SLV2LRE25072025

Classification: Internal – Customer Sharable

IDFC FIRST Bank Limited (Formerly IDFC Bank Limited)

Registered Office: KRM Towers, 7th Floor, No. 1, Harrington Road, Chetpet, Chennai – 600031. Tel +91 44 4564 4000 Fax: +91 44 4564 4022

CIN: L65110TN2014PLC097792 info@idfcbank.com www.idfcfirstbank.com

IDFC FIRST Bank

Annexure – I

RBI Guidelines in relation to Special Mention Account (SMA) and Non – Performing Assets (NPA)

Relevant portion of RBI Guidelines:

RBI has clarified that the intervals are intended to be continuous and accordingly, the basis for classification of SMA categories shall be as follows:

Loans other than revolving facilities:

SMA Sub-categories	Basis for classification – Principal or interest payment or any other amount wholly or partly overdue
SMA-0	Upto 30 days
SMA-1	More than 30 days and upto 60 days
SMA-2	More than 60 days and upto 90 days

Loans in the nature of revolving facilities like cash credit / overdraft:

SMA Sub-categories	Basis for classification – Outstanding balance remains continuously in excess of the sanctioned limit or drawing power, whichever is lower, for a period of:
SMA-1	More than 30 days and upto 60 days
SMA-2	More than 60 days and upto 90 days

Please note that Borrower accounts shall be flagged as overdue by the Bank as part of their day-end processes for the due date, irrespective of the time of running such processes.

Further, classification of the Borrower accounts as SMA as well as NPA shall be done as part of day-end process for the relevant date and the SMA or NPA classification date will be the calendar date for which the day end process is run.

Quote:

Example: If due date of a loan account is March 31, 2021, and full dues are not received before the lending institution runs the day-end process for this date, the date of overdue shall be March 31, 2021. If it continues to remain overdue, then this account shall get tagged as SMA-1 upon running day-end process on April 30, 2021 i.e. upon completion of 30 days of being continuously overdue. Accordingly, the date of SMA-1 classification for that account shall be April 30, 2021.

Similarly, if the account continues to remain overdue, it shall get tagged as SMA-2 upon running day-end process on May 30, 2021 and if continues to remain overdue further, it shall get classified as NPA upon running day-end process on June 29, 2021.

Unquote

IDFC FIRST Bank Ltd.

For YATRA ONLINE LIMITED

Authorised Signatory

SLV2LRE25072025

IDFC FIRST Bank

Schedule I

M/S YATRA ONLINE LIMITED Sanction Letters:
Sanction Letter Ref No IDFC/CAD/REF/SL/230203 dated 20-02-2023 and Amendment Sanction Letter Ref no. IDFC/CAD/REF/SL/2302122 dated 24-02-2023 and Amendment Sanction Letter Ref No IDFC/CAD/REF/SL/2303115 dated 24-03-2023 and Cash Backed Sanction Letter Ref No. IDFC/CAD/REF/SL/230376 dated 17-03-2023 and Amendment Sanction Letter Ref No. IDFC/CAD/REF/SL/240223 dated 08-02-2024.

YATRA FOR BUSINESS PRIVATE LIMITED Sanction Letters:

Sanction Letter Ref no IDFC/CAD/REF/SL/230159 dated 20-02-2023 and Amendment Sanction Letter Ref no. IDFC/CAD/REF/SL/2303116 dated 24-03-2023 and Amendment Sanction Letter Ref No. IDFC/CAD/REF/SL/2403213 dated 12-04-2024 and Amendment Sanction Letter Ref No. IDFC/CAD/REF/SL/250704 dated 03-07-2025.

IDFC FIRST Bank Ltd.

For YATRA ONLINE LIMITED

Authorised Signatory

SLV2LRE25072025

Classification: Internal – Customer Sharable

IDFC FIRST Bank Limited (Formerly IDFC Bank Limited)

Registered Office: KRM Towers, 7th Floor, No. 1, Harrington Road, Chetpet, Chennai – 600031. Tel +91 44 4564 4000 Fax: +91 44 4564 4022

CIN: L65110TN2014PLC097792 info@idfcbank.com www.idfcfirstbank.com

Non Judicial

Indian-Non Judicial Stamp
Haryana Government

Date : 31/01/2026

Certificate No. G0312026A2831

GRN No. 146461826

Stamp Duty Paid : ₹ 200 (Rs. Only)

Penalty : ₹ 0 (Rs. Zero Only)

Seller / First Party Detail

Name: Yatra online limited

H.No/Floor : 4th Sector/Ward : 20 LandMark : Gulf adiba

City/Village : Gurugram District : Gurugram State : Haryana

Phone: 79******08

Buyer / Second Party Detail

Name : Idfc first bank limited

H.No/Floor : Na Sector/Ward : Na LandMark : Na

City/Village: Na District : Gurugram State : Haryana

Phone : 79******08

Purpose : Article 5 General Agreement

The authenticity of this document can be verified by scanning this QrCode Through smart phone or on the website https://egrashry.nic.in

For YATRA ONLINE LIMITED

Authorised Signatory

- This form is an integral part of Supplemental MFA dated 2.03.2026 executed by Yatra Online Limited in favour of IDFC First Bank Limited.

For YATRA ONLINE LIMITED

Authorised Signatory

YATRA ONLINE LIMITED

IDFC FIRST Bank Ltd.

FIRST SUPPLEMENTAL MASTER FACILITY AGREEMENT

THIS FIRST SUPPLEMENTAL WORKING CAPITAL AGREEMENT which shall include the Schedule(s) hereof is made and executed and/or deemed to be executed on the date and at the place mentioned in Schedule I annexed hereto between the person(s) named in Schedule I hereof (**"the Borrower"**) of the **ONE PART.**

AND

IDFC FIRST BANK LIMITED, a company registered under the Companies Act, 2013 and a banking company within the meaning of the Banking Regulation Act, 1949 and having its registered office at KRM Tower, 7th Floor, No.1 Harrington Road, Chetpet, Chennai 600 031and amongst others, a branch at the place specified in **Schedule I** hereof (hereinafter referred to as **"the Bank"**, which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns) of the **OTHER PART.**

WHEREAS

1. Pursuant to the order of the National Company Law Tribunal, Mumbai Bench, dated October 14, 2025 **("NCLT Order")** in relation to Scheme Petition No. C.P. (CAA) 125/MB/2025 IN CA(CAA)/219(MB)2024 **("Composite Scheme of Amalgamation")**, M/s. Yatra For Business Private Limited **(hereinafter referred to as "Yatra Business")** has been amalgamated with the Borrower, effective December 01, 2025 **("Effective Date")**, in accordance with the Composite Scheme of Amalgamation

2. Consequently, with effect from the Effective Date, all obligations of M/s. Yatra For Business Private Limited under the working capital facilities amounting to Rs.35.00 Crores **(hereinafter referred to as "Yatra Business Limits")** availed by Yatra Business and sanction letters issued by the Bank to Yatra Business including all facility documents, security documents and other transaction documents executed in relation to the Yatra Business Limits **(hereinafter collectively referred to as "Yatra Business Transaction Documents")** shall be assumed by the Borrower. Accordingly, the Borrower shall be deemed to have been substituted as a borrower and shall assume all obligations of Yatra Business under the Yatra Business Transaction Documents executed with IDFC FIRST Bank Limited.

3. Further, the Borrower already maintains an existing relationship with the Bank and has availed working capital facilities amounting to Rs.30.00 Crores in terms of the Agreement. Accordingly, pursuant to the amalgamation of Yatra Business with the Borrower, from the Effective Date, the consolidated total working capital facility limits of the Borrower shall be Rs. 65.00 Crores **(hereinafter referred to as "the Facilities")**.

4. In view of the above, the Bank vide amended and restated sanction letter mentioned in the Schedule I **(hereinafter referred to as the "Sanction Letter")** has agreed to consolidate and grant the Facilities to the extent of amount detailed in the Schedule I and also more particularly mentioned in the Sanction Letter on the terms and conditions contained therein and herein. The Sanction Letter and modifications thereof, if any, shall be construed as forming part of this agreement.

For YATRA ONLINE LIMITED

[x Authorised Signatory]

5. Further, due to change in statutory compliance governing the facility and consolidation of working capital facility limits pursuant to the amalgamation vide NCLT Order as mentioned above, the Bank has proposed amendment to the Agreement.

6. In pursuance of the above, the Borrower has agreed to enter into this agreement (hereinafter referred to as the **"First Supplemental Agreement"**) as a supplemental to the Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH AND IT IS HEREBY AGREED AND DECLARED AS FOLLOWS:

1. This First Supplemental Agreement is and shall be supplemental to the Agreement.

2. Any capitalized term used in this First Supplemental Agreement (including the recitals) but not defined in this Supplemental Agreement shall have the meaning given to it in the Schedule I hereto or the Agreement or in any transaction documents in which the same may have been defined together with rules of interpretation, detailed in the Agreement.

3. Subject to clause 4 hereto, the Bank hereby agrees to consolidate the Facilities and the Borrower hereby agrees to avail the consolidated Facilities as mentioned in the Schedule I on the terms and conditions contained in the Sanction Letter, the Agreement and this Supplemental Agreement.

4. The Bank shall have an absolute discretion to determine the amount, within the Facilities it will advance or grant and/or allow to be outstanding from time to time under the respective Limits and the Bank shall be at liberty to refuse to allow further drawings or advances thereon at the time without any previous notice to the Borrower and without assigning any reasons and/or demand payment of the balance outstanding.

5. The Borrower hereby agrees with the Bank that it will abide by the terms and conditions contained in the Sanction Letter and the Agreement and also as mentioned herein and further agrees to pay to the Bank respective dues including interest, modified interest, revised interest, costs, charges and expenses and all other monies whatsoever as mentioned therein and herein.

6. The consolidated Facilities together with together with interest, modified interest, revised interest, costs, charges and expenses and all other monies whatsoever due and payable by the Borrower to the Bank under this Supplemental Agreement shall be secured by extension of the charge over the security stipulated in the Agreement and also the additional security, if any, specified in the Schedule I.

IDFC FIRST Bank Ltd.

DcV2LRE01012026

For YATRA ONLINE LIMITED

[x Authorised Signatory]

YATRA ONLINE LIMITED

7. The following definition stands inserted at the end of Clause 1.1 of the Agreement:

"Red Flagged Account" shall have the meaning as prescribed to it under RBI's Master Directions on Fraud Risk Management in Commercial Banks (including Regional Rural Banks) and All India Financial Institutions (RBI/DOS/2024-25/118 DOS.CO.FMG.SEC.No.5/23.04.001/2024-25) dated July 15, 2024, as amended from time to time.

8. Clause 8(a)(iii) of the Agreement stands deleted and replaced with the following:

'none of the Borrower and its subsidiaries, Affiliates, promoters, directors, person(s) in-charge of management of the Borrower , partners, proprietor, karta (including other HUF members) and trustee (as applicable) are in default or been included in any list of defaulters or have committed breach of any agreement with any person who has provided loans or deposits or advances or guarantees or other financial facilities to the Borrower or any regulatory or statutory authority;

9. The following stands inserted at the end of Clause 8(a) of the Agreement:

In case the Borrower's account being classified as Red-Flagged Account, the Bank shall conduct, further investigation/audit into potential fraud, in line with extant RBI regulations. The Borrower shall co-operate with such audit and provide such information, documents, etc. as may be required by the Bank or any person/auditors appointed by the Bank for conducting such audit. In cases where the audit report remains inconclusive or is delayed due to non-cooperation by the Borrower, the Bank shall conclude on the status of the account as a fraud or otherwise based on the material available on its record and basis internal investigation and assessment of the auditors.'

10. The following stands inserted at the end of Clause 8(a) of the Agreement:

The Bank may, at its discretion, award a mandate to an auditor of its choosing (including the Borrower's auditor) for the purpose of monitoring end use of the Facility and obtaining a certificate from the auditor regarding diversion/siphoning of funds by the Borrower.'

11. Clause 10(b)(v) of the Agreement stands deleted and replaced with the following:

'The Borrower shall not induct on its board or analogous body a person, who has been identified as "Wilful Defaulter" as per guidelines issued by RBI as director/partner/member/trustee/person being in charge of the management of the affairs of the Borrower. If any director /partner/member/trustee/person being in charge of the management of the affairs of the Borrower who is a wilful defaulter as per the definition above referred is associated with the Borrower or becomes so while being director/partner/member/trustee/person being in charge of the management of the affairs of the Borrower, the Borrower undertakes to get them removed from the board or management or such analogous body of the Borrower. In addition to the rights available to the Bank under the Transaction Document, in an event the Borrower fails to comply with the aforementioned, the Bank shall not renew or enhance or provide fresh credit facilities or restructure existing facilities.

12. This First Supplemental Agreement shall form part of the Agreement and in the event of any inconsistency between the terms of the First Supplemental Agreement and the Agreement, this First Supplemental Agreement shall prevail to the extent of such inconsistency.

13. The Borrower hereby declares, covenants, engages and agrees with the Bank that all terms and conditions, covenants and obligations of the Agreement, shall be continuing and binding and further the same shall be read and construed together with the Sanction Letter and this First Supplemental Agreement in all respects, save and except as specified herein.

IDFC FIRST Bank Ltd.

Vignesh P
DcV2LRE01012026

For YATRA ONLINE LIMITED

[x Authorised Signatory]

YATRA ONLINE LIMITED

Classification: Internal – Customer Sharable

IN WITNESS WHEREOF the Borrower has caused this First Supplemental Agreement to be executed on the day, month and year as mentioned in Schedule I.

YATRA ONLINE LIMITED by the hand of Mr./ Ms. Agam Malhotra and Mr./Ms. Tarun Kumar who [has/have] been authorised pursuant to the resolution passed by the Board of Directors at its meeting held on the 29 day of May ,20 25 .

Signed and Delivered by the within named IDFC FIRST Bank Limited by the hand of its Authorised Signatory/ Constituted Attorney Mr. Yogesh Manocha .

For YATRA ONLINE LIMITED

[x Authorised Signatory]

DcV2LRE01012026

SCHEDULE I

1. Date and Place of Execution: 2.03.2026, Gurgaon

2. Borrower(s) Details:

   (a) **YATRA ONLINE LIMITED** (CIN No. U63040MH2005PLC158404), a company within the meaning of the Companies Act, 1956/2013, and having its Registered Office at B2/101, 1ST FLR MARATHON INNOVA, OPP. PENINSULA CORP PARK, MARATHON NEXT GEN COMPLEX, B WING, KADAM MARG, MUMBAI, 400013, India and, inter alia, an office at Gulf Adiba, 4th Floor, Plot No 272, Phase II, Udyog Vihar Sector 20, Gurgaon, 122008.

   (a) Facsimile No.:

   (b) E-mail id: subhash.singh@yatra.com.

3. Bank's Details:

   (a) Name of the concerned Branch: IDFC FIRST Bank Limited

   (b) Address: 02nd Floor, Express Building, 9 & 10, Bahadur Shah Zafar Marg, Ito, Delhi, Delhi - 110002

   (c) Facsimile No.: NA

4. Details of Sanction Letter: Amended and Restated Sanction Letter bearing reference no. IDFC/CAD/REF/SL/260158 dated 06-01-2026 including any addendums/amendments issued thereto and as may be modified from time to time

5. Overall Limits of Facility: Rs.65.00 Crores (Rupees Sixty Five Crores Only)

6. Details of Facilities: Working Capital Facilities of Rs.65.00 Crores (Rupees Sixty Five Crores Only) as more particularly detailed in the Sanction Letter.

7. Additional Security Details: As per Sanction Letter Referred above.

8. Other Conditions: As per Sanction Letter Referred above.

9. Details of Agreement
   (a) Master Facility Agreement dated 22-03-2023 executed by and between the Borrower and the Bank; ('Agreement').

For YATRA ONLINE LIMITED
Authorised Signatory

IDFC FIRST Bank Ltd.

DcV2LRE01012026

For YATRA ONLINE LIMITED

[x Authorised Signatory]

YATRA ONLINE LIMITED

For YATRA ONLINE LIMITED
Authorised Signatory

IN WITNESS WHEREOF the Borrower has caused this First Supplemental Agreement to be executed on the day, month and year as mentioned in Schedule I.

YATRA ONLINE LIMITED by the hand of Mr./ Ms. Agam Malhotra and Mr./Ms. Tarun Kumar who [has/have] been authorised pursuant to the resolution passed by the Board of Directorsat its meeting held on the 29 day of May ,20 25.

Signed and Delivered by the within named IDFC FIRST Bank Limited by the hand of its Authorised Signatory/ Constituted Attorney Mr. Mr Yogesh Manocha

IDFC FIRST Bank Ltd.

For YATRA ONLINE LIMITED

[x Authorised Signatory]

YATRA ONLINE LIMITED

DcV2LRE01012026

Non Judicial

Indian-Non Judicial Stamp
Haryana Government

Date : 31/01/2026

Certificate No.	G0312026A2876	Stamp Duty Paid : (Rs. Only)	₹ 500
GRN No.	146462202	Penalty : (Rs. Zero Only)	₹ 0

Seller / First Party Detail

Name: Yatra online limited

H.No/Floor : 4th Sector/Ward : 20 LandMark : Gulf adiba

City/Village : Gurugram District : Gurugram State : Haryana

Phone: 79******08

Buyer / Second Party Detail

Name : Idfc first bank limited

H.No/Floor : Na Sector/Ward : Na LandMark : Na

City/Village: Na District : Gurugram State : Haryana

Phone : 79******08

Purpose : Article 5 General Agreement

The authenticity of this document can be verified by scanning this QrCode Through smart phone or on the website https://egrashry.nic.in

For YATRA ONLINE LIMITED

Authorised Signatory

- This form is an integral part of Supplemental DOH dated 2·03·2026 executed by Yatra Online Limited in favour of IDFC First Bank Limited.

For YATRA ONLINE LIMITED

Authorised Signatory

YATRA ONLINE LIMITED

SUPPLEMENTAL DEED OF HYPOTHECATION

(To Be Executed By Borrower)

THIS SUPPLEMENTAL DEED OF HYPOTHECATION which shall include the Schedule(s) hereof is executed at the day, month, year and place set out in Schedule I hereof between the person(s) named in Schedule I ("**the Borrower**") of the **ONE PART.**

IN FAVOUR OF

IDFC FIRST BANK LIMITED, a company registered under the Companies Act, 2013 and a banking company within the meaning of the Banking Regulation Act, 1949 and having its registered office at KRM Tower, 7th Floor, No.1 Harrington Road, Chetpet, Chennai 600 031 and amongst others, a branch at the place specified in ***Schedule I*** hereof (hereinafter referred to as the **"Bank"**, which expression shall, unless it be repugnant to the subject or context thereof, include its successors, novatees and assigns) of the **OTHER PART**.

WHEREAS

1. Pursuant to the order of the National Company Law Tribunal, Mumbai Bench, dated October 14, 2025 **("NCLT Order")** in relation to Scheme Petition No. C.P. (CAA) 125/MB/2025 IN CA(CAA)/219(MB)2024 **("Composite Scheme of Amalgamation")**, M/s. Yatra For Business Private Limited **(hereinafter referred to as "Yatra Business")** has been amalgamated with the Borrower, effective December 01, 2025 **("Effective Date")**, in accordance with the Composite Scheme of Amalgamation

2. Consequently, with effect from the Effective Date, all obligations of M/s. Yatra For Business Private Limited under the working capital facilities amounting to Rs.35.00 Crores **(hereinafter referred to as "Yatra Business Limits")** availed by Yatra Business and sanction letters issued by the Bank to Yatra Business including all facility documents, security documents and other transaction documents executed in relation to the Yatra Business Limits **(hereinafter collectively referred to as "Yatra Business Transaction Documents")** shall stand assumed by the Borrower. Accordingly, the Borrower shall be deemed to have been substituted as a borrower and shall assume all obligations of Yatra Business under the Yatra Business Transaction Documents executed with IDFC FIRST Bank Limited.

3. Further, the Borrower already maintains an existing relationship with the Bank and has availed Working Capital Credit Facilities amounting to Rs.30.00 Crores (Rupees Thirty Crores only) and had executed a Deed of Hypothecation specified in the Schedule I in favour of the Bank **(hereinafter referred to as the "Deed of Hypothecation")**, wherein the Borrower has charged and hypothecated the Assets (as defined in the Deed of Hypothecation and also mentioned in Schedule I hereof) in favour of the Bank on the terms and conditions contained therein, to secure due repayment of the working capital facilities sanctioned to the Borrower by the Bank together with interest thereon, commission, penal charges, premium on prepayment, all costs, charges and expenses or other monies owing by, and all other present and future obligations and liabilities of the Borrower to

For YATRA ONLINE LIMITED

[x]

Authorised Signatory

YATRA ONLINE LIMITED

DcV2LRE25072025

the Bank under the Agreement, all costs, charges and expenses including but not limited to the costs, legal expenses and costs of preserving the Security and/or enforcement thereof, incurred by the Bank under other Transaction Documents.

4. Accordingly, pursuant to the amalgamation of Yatra Business with the Borrower, from the Effective Date, the consolidated total working capital facility limits of the Borrower shall be Rs.65.00 Crores **(hereinafter referred to as "the Facilities")**.

5. In view of the above, the Bank vide amended and restated sanction letter mentioned in the Schedule I **(hereinafter referred to as the "Sanction Letter"**) has agreed to consolidate and grant the Facilities to the extent of specified in the Schedule I and also more particularly mentioned in the Sanction Letter on the terms and conditions contained therein and herein. The Sanction Letter and modifications thereof, if any, shall be construed as forming integral part of this agreement.

6. One of the conditions contained in the Supplemental Agreement being that the Borrower shall extend charge/hypothecation over the Assets to secure the entire consolidated Facilities under the Sanction Letter together with interest thereon, commission, penal charges, premium on prepayment, all costs, charges and expenses or other monies owing by, and all other present and future obligations and liabilities of the Borrower to the Bank under the Supplemental Agreement, all costs, charges and expenses including but not limited to the costs, legal expenses and costs of preserving the Security and/or enforcement thereof, incurred by the Bank under other Transaction Documents.

7. In pursuance of the above, the Borrower has agreed to enter into this deed (hereinafter referred to as the **"Supplemental Deed of Hypothecation"**) as a supplemental to the Deed of Hypothecation.

NOW THEREFORE THIS DEED WITNESSETH AND IT IS HEREBY AGREED AND DECLARED AS FOLLOWS:

1. This Supplemental Deed of Hypothecation shall be supplemental to the Deed of Hypothecation and is made for the limited purpose of extending the charge/hypothecation over the Assets as mentioned in recital 3 above and shall form an integral part of the Deed of Hypothecation.

2. Any capitalized term used in this Supplemental Deed of Hypothecation (*including the recitals*) but not defined in this Supplemental Deed of Hypothecation shall have the meaning given to it in the Schedule I hereto or the Agreement or in any Transaction Documents in which the same may have been defined together with rules of interpretation, detailed in the Agreement.

3. The Borrower hereby agrees and declares that the Assets, hypothecated and charged in favour of the Bank by and under the Deed of Hypothecation, shall be and stand charged in favour of the Bank as a continuing security as and by way of charge with such rankings as detailed in *Schedule I* hereto in favour of the Bank as also the security for the due payment, repayment or reimbursement, as the case may be, of the consolidated Facilities as mentioned in Schedule I of this Supplemental Agreement together with interest thereon, commission, penal charges, premium on prepayment, all costs, charges and expenses or other monies owing by, and all other present and future obligations and liabilities of the Borrower to the Bank under the Supplemental Agreement, all costs, charges and expenses including but not limited to the costs, legal expenses and costs of preserving the Security and/or enforcement thereof, incurred by the Bank under other Transaction Documents.

For YATRA ONLINE LIMITED

[x Authorised Signatory]

YATRA ONLINE LIMITED

Vignesh.P

DeV2LRE25072025

4. Save and except as hereby expressly provided, nothing herein contained shall, or shall be deemed to, limit or prejudicially affect the rights and benefits created in favour of the Bank by and under the Deed of Hypothecation.

5. The Borrower hereby declares, covenants, engages and agrees with the Bank that save and except as modified herein all terms and conditions covenants and obligations of the Deed of Hypothecation, shall be continuing and binding on the Borrower and further the same shall be read and construed together with this Supplemental Deed of Hypothecation in all respects.

For YATRA ONLINE LIMITED
Authorised Signatory

IN WITNESS WHEREOF the Borrower has caused this Supplemental Deed of Hypothecation to be executed on the day, month and year as mentioned in Schedule I.

YATRA ONLINE LIMITED by the hand of Mr./ Ms. Agam Malhotra and Mr./Ms. Tarun Kumar who [has/have] been authorised pursuant to the resolution passed by the Board of Directors at its meeting held on the 29 day of May ,20 25.

Vignesh P
DtV2LRE25072025

[x For YATRA ONLINE LIMITED
Authorised Signatory]

YATRA ONLINE LIMITED

Classification: Internal – Customer Sharable

For YATRA ONLINE LIMITED
Authorised Signatory

SCHEDULE I

1. Date and Place of Execution of the Deed: 2.03.2026, Gurgaon.

2. Borrower:
   (a) **YATRA ONLINE LIMITED** (CIN No. U63040MH2005PLC158404), a company within the meaning of the Companies Act, 1956/2013, and having its Registered Office at B2/101, 1ST FLR MARATHON INNOVA, OPP. PENINSULA CORP PARK, MARATHON NEXT GEN COMPLEX, B WING, KADAM MARG, MUMBAI, 400013, India and, inter alia, an office at Gulf Adiba, 4th Floor, Plot No 272, Phase II, Udyog Vihar, Sector 20, Gurgaon, 122008
   (b) Facsimile No.:
   (c) Email ID: subhash.singh@yatra.com

3. Bank's Details:
   (a) Name of the concerned Branch: IDFC FIRST Bank Limited
   (b) Address: 02nd Floor, Express Building, 9 & 10, Bahadur Shah Zafar Marg, Ito, Delhi, Delhi - 110002
   (c) E-mail address:

4. Deed of Hypothecation:
   Deed of Hypothecation dated 22-03-2023 executed by the Borrower in favour of the Bank.

5. Details of Facilities: Working Capital Facilities of Rs.65.00 Crores (Rupees Sixty Five Crores Only)

6. Details of Sanction Letter: Amended and Restated Sanction Letter bearing reference no. IDFC/CAD/REF/SL/260158 dated 06-01-2026 including any addendums/amendments issued thereto and as may be modified from time to time.

7. Details of Agreement and Supplemental Agreement:
   (a) Master Facility Agreement dated 22-03-2023 executed by and between the Borrower and the Bank;
   (b) FIRST Supplemental Master Facility Agreement dated 2.03.2026 executed by and between the Borrower and the Bank;

8. Assets
   "Assets" shall mean, as the context may permit or require, any or each of the Current Assets, the Moveable Properties, the Specific Assets and the Receivables.

   "Current Assets" shall means the whole of the Borrower's stocks of raw materials, goods-in-process, semi-finished and finished goods, consumable stores and spares and such other movables, including book debts, Receivables, bills, whether documentary or clean, both present and future, whether in the possession or under the control of the Borrower or not, whether now lying loose or in cases or which are now lying or stored in or about or shall hereafter from time to time during the continuance of these presents be brought into or upon or be stored or be in or about all the Borrower's or any other parties' factories, premises and godowns wherever situated or wherever else the same may be or be held by any party to the order or disposition of the Borrower or in the course of transit or on high seas or on order or delivery.

   "Moveable Properties" shall mean the whole of the Borrower's moveable properties (save and except Current Assets) including its movable plant and machinery, machinery spares, tools and accessories, furniture & fixtures, non–trade receivables and other movables, both present and future, whether in the possession or under the control of the Borrower or not, whether installed or not and whether now lying loose or in cases or

For YATRA ONLINE LIMITED
[x Authorised Signatory]

YATRA ONLINE LIMITED

Vignesh P.
DcV2LRE25072025

which are now lying or stored in or about or shall hereafter from time to time during the continuance of these presents be brought into or upon or be stored or be in or about all the Borrower's or any other parties' factories, premises and godowns wherever situated or wherever else the same may be or be held by any party to the order or disposition of the Borrower or in the course of transit or on high seas or on order or delivery.

"Receivables" shall mean all amounts owing to, and received and/or receivable by, the Borrower and/or any person on its behalf, all book debts, all cash flows and receivables of the Borrower, and all rights, title, interest, benefits, claims and demands whatsoever of the Borrower in, to or in respect of all the aforesaid assets, including but not limited to the Borrower's cash-in-hand, both present and future.

9. Ranking of Charges

The Assets have been hereby hypothecated as and by way of Exclusive charge on receivables discounted by IDFC FIRST Bank, First Pari Passu charge on entire other current assets of the company, both present and future, except exclusively charged to other lenders and First Pari Passu charge on entire moveable fixed assets of the company, both present and future excluding those which are exclusively charged to other lenders.

For YATRA ONLINE LIMITED

Authorised Signatory

IN WITNESS WHEREOF the Borrower has caused this Supplemental Deed of Hypothecation to be executed on the day, month and year as mentioned in Schedule I.

YATRA ONLINE LIMITED by the hand of Mr./ Ms. Agam Malhotra and Mr./Ms. Tarun Kumar who [has/have] been authorised pursuant to the resolution passed by the Board of Directors at its meeting held on the 29 day of May, 2025.

For YATRA ONLINE LIMITED

[x Authorised Signatory]

YATRA ONLINE LIMITED

Vignesh
DLV2LRE25072025